EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

As independent certified public accountants of Bravo! Foods International Corp., we hereby consent to the incorporation by reference in the Registration Statement on Form SB-2, of our report dated April 2, 2001 of the fnancial statements of Bravo! Foods International Corp. included in Forms 10-KSB for the year ended December 31, 2003 and to the reference ro our firm under tine caption "Experts".

                                        /s/ LAZAR LEVINE & FELIX LLP
                                            LAZAR LEVINE & FELIX LLP


New York, New York January 19, 2005